EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in Registration Statements Nos. 33-35357, 333-80577, and 333-59502 of Giant Industries, Inc., each on Form S-8, of our report dated March 20, 2002, with respect to the financial statements of the Yorktown Refinery of BP Corporation North America Inc. as of December 31, 2001 and 2000, and for the years then ended, included in this Current Report on Form 8-K of Giant Industries, Inc. filed with the Securities and Exchange Commission.



                                      /s/ Ernst & Young LLP

Chicago, Illinois
May 14, 2002